UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2011

FRANKLIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-35085	27-4132729
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

4501 Cox Road, Glen Allen, Virginia 23060
(Address of principal executive offices) (Zip Code)

(804) 967-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2011, Franklin Financial Corporation (the “Company”) and its wholly owned subsidiary, Franklin Federal Savings Bank (the “Bank”), each entered into separate three-year employment agreements with (i) Richard T. Wheeler, Jr., Chairman, President and Chief Executive Officer of the Company and the Bank; (ii) Donald F. Marker, Vice President, Chief Financial Officer and Secretary/Treasurer of the Company and Executive Vice President, Chief Financial Officer and Secretary/Treasurer of the Bank; (iii) Steven R. Lohr, Vice President of the Company and Executive Vice President of the Bank; and (iv) Barry R. Shenton, Vice President of the Company and Executive Vice President of the Bank.  The material terms of the employment agreements were previously disclosed in the Company’s Registration Statement on Form S-1 (File No. 333-171108), as declared effective by the U.S. Securities and Exchange Commission on February 11, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	Number	Description
	10.1	Employment Agreement, dated June 1, 2011, by and between Franklin Financial Corporation and Richard T. Wheeler, Jr.

	10.2	Employment Agreement, dated June 1, 2011, by and between Franklin Federal Savings Bank and Richard T. Wheeler, Jr.

	10.3	Employment Agreement, dated June 1, 2011, by and between Franklin Financial Corporation and Donald F. Marker

	10.4	Employment Agreement, dated June 1, 2011, by and between Franklin Federal Savings Bank and Donald F. Marker

	10.5	Employment Agreement, dated June 1, 2011, by and between Franklin Financial Corporation and Steven R. Lohr

	10.6	Employment Agreement, dated June 1, 2011, by and between Franklin Federal Savings Bank and Steven R. Lohr

	10.7	Employment Agreement, dated June 1, 2011, by and between Franklin Financial Corporation and Barry R. Shenton

	10.8	Employment Agreement, dated June 1, 2011, by and between Franklin Federal Savings Bank and Barry R. Shenton

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN FINANCIAL CORPORATION

Date: June 1, 2011	By:	/s/ Richard T. Wheeler, Jr.
Richard T. Wheeler, Jr.
Chairman, President and
Chief Executive Officer